Medovex Corporation Announces Name Change to H-CYTE and New Ticker Symbol

Company’s Shares to Trade Under Symbol “HCYT” at Opening of Trading on July 15, 2019

Tampa, FL, July 12, 2019 — Medovex Corp. (OTCQB: MDVX), today announced that FINRA has approved the effectiveness of a change in the company’s name from “Medovex Corp.” to “H-CYTE, Inc.” as well as a change in the Company’s trading symbol from “MDVX” to the new trading symbol “HCYT”.

The change will become effective on the opening of trading as of Monday, July 15, 2019. In addition, a new CUSIP number has been assigned to the Company’s common stock. The new CUSIP number for the Company’s common stock is 404124109.

In addition to the name and symbol change, the Company has launched a new corporate website and social channels for its investors and to provide educational resources for patients. The Company’s new website is available at www.HCYTE.com.

About H-CYTE Corporation

H-CYTE was formed to build and develop a diversified portfolio of innovative medical technology products and services to improve quality of life for patients. The DenerveX® System is H-CYTE’s first product and is intended to provide long-lasting relief from pain associated with facet joint syndrome. For biomedical services, H-CYTE manages Lung Health Institute. Lung Health Institute is a leader in regenerative medicine that specializes in cellular therapies to treat chronic obstructive pulmonary disease (COPD) and other chronic lung diseases. In late 2019, H-CYTE’s biologics division, LungCYTE, plans to submit an IND to the FDA to study novel and proprietary biologics for treatment of COPD. For more information about H-CYTE, please visit www.HCYTE.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, those outlined in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information

H-CYTE

Jason Assad

678-570-6791

Jassad@HCYTE.com